UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2012 (July 9, 2012)

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Pebblebrook Hotel Trust (the “Company”) issued a press release on July 9, 2012 announcing that it has acquired the Hotel Vintage Park Seattle located in Seattle, Washington and the Hotel Vintage Plaza Portland located in Portland, Oregon. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
A copy of materials about these properties that the Company intends to distribute are furnished as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K. Additionally, the Company has posted those materials in the investor relations section of its website at www.pebblebrookhotels.com.
Item 8.01. Other Events.
On July 9, 2012, subsidiaries of the Company acquired the 124-room Hotel Vintage Park Seattle for $32.5 million and the 117-room Hotel Vintage Plaza Portland for $30.5 million. These transactions were funded with available cash. Both hotel properties were purchased from an unaffiliated third party and both will continue to be managed by Kimpton Hotels and Restaurants ("Kimpton").
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued July 9, 2012.
99.2	Materials about Hotel Vintage Park Seattle.
99.3	Materials about Hotel Vintage Plaza Portland.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

July 10, 2012	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued July 9, 2012.
99.2	Materials about Hotel Vintage Park Seattle.
99.3	Materials about Hotel Vintage Plaza Portland.